First Internet Bancorp Reports Second Quarter 2021 Results

Highlights for the second quarter include:

•Record net income of $13.1 million, an increase of 233.1% over the second quarter of 2020

•Record diluted earnings per share of $1.31, an increase of 227.5% over the second quarter of 2020

•Adjusted net income of $11.1 million, or $1.11 per diluted share, when excluding a $2.5 million pre-tax gain on the sale of the Company’s corporate headquarters

•Total revenue of $30.6 million, an increase of 57.6% over the second quarter of 2020

•Adjusted revenue of $28.0 million, an increase of 44.6% over the second quarter of 2020

•Net interest margin and fully-taxable equivalent net interest margin each increased 7 basis points (“bps”) from the first quarter of 2021, driven by a 13 bp decrease in the cost of interest-bearing deposits

Fishers, Indiana, July 21, 2021 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the second quarter of 2021. Net income for the second quarter of 2021 was $13.1 million, or $1.31 diluted earnings per share. This compares to net income of $10.5 million, or $1.05 diluted earnings per share, for the first quarter of 2021, and net income of $3.9 million, or $0.40 diluted earnings per share, for the second quarter of 2020.

“We produced strong operating results for the second quarter of 2021 driven by net interest margin expansion and disciplined expense management,” said David Becker, Chairman and Chief Executive Officer. “We also maintained excellent credit quality, as nonperforming loans declined during the quarter and delinquencies were at historically low levels. Additionally, our growing national SBA platform steadily gained momentum and drove higher gain-on-sale revenue. Looking forward, pipelines in SBA, as well as in other key lines of business, grew significantly during the quarter, leaving us well-positioned to capitalize on loan growth opportunities in the second half of 2021.

Mr. Becker concluded, “We continue to challenge ourselves to imagine more. First Internet Bank has fostered a workplace culture that promotes innovation, collaboration and customer focus. This is reflected in our being named one of the ‘Top Workplaces in Central Indiana’ for the eighth consecutive year. I would like to thank the entire First Internet Bank team for helping to deliver record earnings performance for the quarter.”

Net Interest Income and Net Interest Margin
Net interest income for the second quarter of 2021 was $21.6 million, compared to $20.5 million for the first quarter of 2021 and $14.4 million for the second quarter of 2020. On a fully-taxable equivalent basis, net interest income for the second quarter of 2021 was $23.0 million, compared to $21.9 million for the first quarter of 2021 and $15.9 million for the second quarter of 2020.

Total interest income for the second quarter of 2021 was $33.4 million, an increase of 0.3% compared to the first quarter of 2021 and a decrease of 2.5% compared to the second quarter of 2020. On a fully-taxable equivalent basis, total interest income for the second quarter of 2021 was $34.8 million, an increase of 0.4% compared to the first quarter of 2021 and a decrease of 2.5% compared to the second quarter of 2020. The modest increase in total interest income compared to the first quarter of 2021 was driven primarily by a 0.7% increase in the average balance of interest-earning assets, which was partially offset by a 5 bp decrease in the yield on these assets. The yield on interest-earning assets for the second quarter of 2021 decreased to 3.26% from 3.31% in the prior quarter due primarily to changes in the earning asset mix. Average loan balances, including loans held for sale, decreased $62.8 million, or 2.0%, while the average balances of other earning assets and securities increased $63.7 million, or 14.3%, and $26.3 million, or 4.8%, respectively.

Total interest expense for the second quarter of 2021 was $11.8 million, a decrease of 7.7% compared to the first quarter of 2021 and a decrease of 40.5% compared to the second quarter of 2020. The decrease in total interest expense compared to the linked quarter was due primarily to a 13 bp decline in the cost of interest-bearing deposits as well as a slight decline of 0.2% in the average balance of these deposits. The decrease in deposit costs reflects the continued decline in the rates paid on interest-bearing deposits as well as a shift in the deposit mix due to a reduction in the average balance of certificates and brokered deposits.

During the second quarter of 2021, the cost of money market deposits remained stable compared to the linked quarter while the average balance of these deposits increased $46.8 million, or 3.4%. Furthermore, the cost of certificates and brokered deposits decreased by 21 bps and average balances decreased by $75.4 million, or 5.0%. During the second quarter of 2021, new certificates of deposit were originated at a weighted average cost of 44 bps while maturing certificates of deposit had a weighted average cost of 174 bps, a difference of 130 bps.

Net interest margin (“NIM”) improved to 2.11% for the second quarter of 2021, up from 2.04% for the first quarter of 2021 and 1.37% for the second quarter of 2020. Fully-taxable equivalent NIM (“FTE NIM”) increased to 2.25% for the second quarter of 2021, up from 2.18% for the first quarter of 2021 and 1.50% for the second quarter of 2020. The increases in NIM and FTE NIM compared to the linked quarter were driven primarily by lower interest-bearing deposit costs, partially offset by the change in the earning asset mix.

Noninterest Income
Noninterest income for the second quarter of 2021 was $9.0 million, compared to $8.4 million for the first quarter of 2021 and $5.0 million for the second quarter of 2020. The increase compared to the linked quarter was driven primarily by a gain on sale of premises and equipment and gain on sale of loans, partially offset by lower revenues from mortgage banking activities. During the second quarter of 2021, the Company completed the sale of its headquarters, resulting in a $2.5 million gain. Gain on sale of loans totaled $3.0 million for the quarter, increasing $1.3 million compared to the first quarter of 2021, due to an increase in the volume of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loan sales and an increase in secondary market premiums during the quarter. Mortgage banking revenue totaled $2.7 million for the second quarter of 2021, down $3.1 million from the linked quarter, due primarily to decreases in interest rate locks, sold loan volume and margins.

Noninterest Expense
Noninterest expense for the second quarter of 2021 was $15.1 million, compared to $15.3 million for the first quarter of 2021 and $13.2 million for the second quarter of 2020. Noninterest expense decreased slightly on a linked-quarter basis, driven primarily by decreases of $0.3 million in salaries and employee benefits and $0.2 million in deposit insurance premium, which was partially offset by a $0.2 million increase in marketing, advertising and promotion expense. The decrease in salaries and employee benefits expense was due mainly to a decrease in medical claims expense in the second quarter of 2021. The decrease in deposit insurance premium was due to the decline in total assets year-over-year. The increase in marketing expenses was due to higher mortgage lead generation costs and sponsorship initiatives.

Income Taxes
The Company reported income tax expense of $2.4 million for the second quarter of 2021 and an effective tax rate of 15.4%, compared to income tax expense of $1.9 million and an effective tax rate of 15.1% for the first quarter of 2021 and an income tax benefit of $0.3 million for the second quarter of 2020.

Loans and Credit Quality
Total loans as of June 30, 2021 were $3.0 billion, a decrease of $101.1 million, or 3.3%, compared to March 31, 2021, and a decrease of $16.1 million, or 0.5%, compared to June 30, 2020. Total commercial loan balances were $2.4 billion as of June 30, 2021, a decrease of $85.1 million, or 3.4%, compared to March 31, 2021, and an increase of $48.3 million, or 2.0%, compared to June 30, 2020. Compared to the linked quarter, the decline in commercial loan balances was driven largely by net payoffs in healthcare finance, single tenant lease financing and public finance loans, which was partially offset by increases in commercial and industrial and investor commercial real estate loan balances.

Total consumer loan balances were $466.5 million as of June 30, 2021, a decrease of $11.9 million, or 2.5%, compared to March 31, 2021, and a decrease of $56.5 million, or 10.8%, compared to June 30, 2020. The decline in consumer loan balances from March 31, 2021 was due primarily to prepayment activity in the residential mortgage portfolio, partially offset by an increase in trailer balances.

Total delinquencies 30 days or more past due were 0.07% of total loans as of June 30, 2021, down from 0.23% as of March 31, 2021, and down from 0.25% as of June 30, 2020. Overall credit quality remained strong as nonperforming loans to total loans was 0.31% as of June 30, 2021, compared to 0.48% as of March 31, 2021, and 0.28% as of June 30, 2020. During the second quarter of 2021, nonperforming loans declined $5.4 million, or 36.8%, compared to the linked quarter due primarily to positive developments related to a single tenant lease financing relationship and a commercial and industrial relationship, both of which had been classified as nonaccrual. The single tenant lease financing relationship included two loans, one of which was paid off at net book value (unpaid principal balance less specific reserves) and the other was transferred to other real estate owned. The commercial and industrial relationship included four loans, two of which paid off during the quarter.

The allowance for loan losses as a percentage of total loans was 0.95% as of June 30, 2021, or 0.96% when excluding SBA Paycheck Protection Program (“PPP”) loans, compared to 1.00% and 1.02%, respectively, as of March 31, 2021, and 0.82% and 0.84%, respectively, as of June 30, 2020. The decline in the allowance for loan losses compared to the linked quarter was due primarily to the elimination of $2.9 million of specific reserves related to the loan relationships discussed above as well as the decrease in total loan balances, which included commercial loan portfolios with higher allowance coverage ratios. These items were partially offset by additional adjustments to the qualitative factors in the Company’s allowance model, resulting in a 6 bp increase to the allowance coverage ratio related to the general reserve on the Company’s commercial loan portfolio, which totaled 0.99% at quarter end.

Net charge-offs of $2.6 million were recognized during the second quarter of 2021, resulting in net charge-offs to average loans of 0.35%, compared to 0.02% for the first quarter of 2021 and 0.12% for the second quarter of 2020. The increase in net charge-offs is primarily due to the single tenant lease financing relationship discussed above as the loan payoff and the transfer to other real estate owned were recorded at net book value. The provision for loan losses in the second quarter of 2021 was $21,000, compared to $1.3 million for the first quarter of 2021 and $2.5 million for the second quarter of 2020. The decrease in provision for loan losses for the second quarter of 2021 was due primarily to the $101.1 million decrease in loan balances mentioned above.

Capital
As of June 30, 2021, total shareholders’ equity was $358.6 million, an increase of $14.1 million, or 4.1%, compared to March 31, 2021, and an increase of $50.9 million, or 16.6%, compared to June 30, 2020. The increase compared to the linked quarter was due primarily to net income earned during the quarter and a decrease in accumulated other comprehensive loss. Book value per common share increased to $36.39 as of June 30, 2021, up from $35.07 as of March 31, 2021, and $31.40 as of June 30, 2020. Tangible book value per share increased to $35.92, up from $34.60 and $30.92, each as of the same reference dates.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of June 30, 2021.

	As of June 30, 2021
	Company	Bank

Total shareholders’ equity to assets	8.53%	9.45%
Tangible common equity to tangible assets [1]	8.43%	9.35%
Tier 1 leverage ratio [2]	8.70%	9.61%
Common equity tier 1 capital ratio [2]	12.23%	13.54%
Tier 1 capital ratio [2]	12.23%	13.54%
Total risk-based capital ratio [2]	15.51%	14.48%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 12:00 p.m. Eastern Time on Thursday, July 22, 2021, to discuss its quarterly financial results. The call can be accessed via telephone at (888) 348-3664. A recorded replay can be accessed through August 22, 2021, by dialing (877) 344-7529; passcode: 10158195.

Additionally, interested parties can listen to a live webcast of the call on the Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $4.2 billion as of June 30, 2021. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank provides consumer and small business deposit, consumer loan, residential mortgage, and specialty finance services nationally as well as commercial real estate loans, commercial and industrial loans, SBA financing and treasury management services in select geographies. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at

www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “estimate,” “expect,” “intend,” “may,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Such statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and are subject to certain risks and uncertainties including: the effects of the COVID-19 global pandemic and other adverse public health developments on the economy, our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans; failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, net interest margin – FTE, allowance for loan losses to loans, excluding PPP loans, adjusted revenue, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity and adjusted effective income tax rate are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Director of Corporate Administration	President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income	$13,096	$10,450	$3,932	$23,546	$9,951

Per share and share information
Earnings per share - basic	$1.32	$1.06	$0.40	$2.37	$1.02
Earnings per share - diluted	1.31	1.05	0.40	2.36	1.02
Dividends declared per share	0.06	0.06	0.06	0.12	0.12
Book value per common share	36.39	35.07	31.40	36.39	31.40
Tangible book value per common share [1]	35.92	34.60	30.92	35.92	30.92
Common shares outstanding	9,854,153	9,823,831	9,799,047	9,854,153	9,799,047
Average common shares outstanding:
Basic	9,932,761	9,899,230	9,768,227	9,916,087	9,798,528
Diluted	9,981,422	9,963,036	9,768,227	9,970,147	9,802,427
Performance ratios
Return on average assets	1.25%	1.02%	0.37%	1.13%	0.47%
Return on average shareholders' equity	14.88%	12.61%	5.15%	13.78%	6.48%
Return on average tangible common equity [1]	15.09%	12.79%	5.23%	13.97%	6.58%
Net interest margin	2.11%	2.04%	1.37%	2.08%	1.43%
Net interest margin - FTE [1,2]	2.25%	2.18%	1.50%	2.21%	1.58%
Capital ratios [3]
Total shareholders' equity to assets	8.53%	8.23%	7.12%	8.53%	7.12%
Tangible common equity to tangible assets [1]	8.43%	8.12%	7.01%	8.43%	7.01%
Tier 1 leverage ratio	8.70%	8.46%	7.49%	8.70%	7.49%
Common equity tier 1 capital ratio	12.23%	11.81%	10.94%	12.23%	10.94%
Tier 1 capital ratio	12.23%	11.81%	10.94%	12.23%	10.94%
Total risk-based capital ratio	15.51%	15.18%	14.13%	15.51%	14.13%
Asset quality
Nonperforming loans	$9,264	$14,649	$8,195	$9,264	$8,195
Nonperforming assets	10,564	14,678	10,304	10,564	10,304
Nonperforming loans to loans	0.31%	0.48%	0.28%	0.31%	0.28%
Nonperforming assets to total assets	0.25%	0.35%	0.24%	0.25%	0.24%
Allowance for loan losses to:
Loans	0.95%	1.00%	0.82%	0.95%	0.82%
Loans, excluding PPP loans [1]	0.96%	1.02%	0.84%	0.96%	0.84%
Nonperforming loans	303.0%	209.2%	298.5%	303.0%	298.5%
Net charge-offs to average loans	0.35%	0.02%	0.12%	0.18%	0.09%
Average balance sheet information
Loans	$2,994,356	$3,047,915	$2,943,165	$3,020,987	$2,937,136
Total securities	574,684	548,429	657,622	561,630	644,251
Other earning assets	509,735	446,045	594,296	478,065	505,111
Total interest-earning assets	4,100,749	4,073,604	4,241,690	4,087,255	4,133,245
Total assets	4,206,966	4,173,273	4,330,174	4,190,212	4,215,053
Noninterest-bearing deposits	98,207	90,764	73,758	94,506	67,107
Interest-bearing deposits	3,109,165	3,115,987	3,270,720	3,112,557	3,179,882
Total deposits	3,207,372	3,206,751	3,344,478	3,207,063	3,246,989
Shareholders' equity	352,894	335,968	306,868	344,478	308,937

1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Dollar amounts in thousands
	June 30, 2021	March 31, 2021	June 30, 2020
Assets
Cash and due from banks	$4,347	$4,440	$7,016
Interest-bearing deposits	324,450	411,765	491,603
Securities available-for-sale, at fair value	663,519	462,376	589,017
Securities held-to-maturity, at amortized cost	65,659	68,190	68,295
Loans held-for-sale	27,587	30,235	38,813
Loans	2,957,608	3,058,694	2,973,674
Allowance for loan losses	(28,066)	(30,642)	(24,465)
Net loans	2,929,542	3,028,052	2,949,209
Accrued interest receivable	16,345	16,433	21,093
Federal Home Loan Bank of Indianapolis stock	25,650	25,650	25,650
Cash surrender value of bank-owned life insurance	38,421	38,185	37,474
Premises and equipment, net	44,249	42,381	23,939
Goodwill	4,687	4,687	4,687
Servicing asset	4,120	3,817	2,522
Other real estate owned	1,300	—	2,065
Accrued income and other assets	54,766	52,359	63,217
Total assets	$4,204,642	$4,188,570	$4,324,600

Liabilities
Noninterest-bearing deposits	$113,996	$100,700	$82,864
Interest-bearing deposits	3,092,151	3,116,903	3,297,925
Total deposits	3,206,147	3,217,603	3,380,789
Advances from Federal Home Loan Bank	514,919	514,917	514,913
Subordinated debt	69,871	69,794	69,681
Accrued interest payable	1,132	1,418	1,073
Accrued expenses and other liabilities	53,932	40,272	50,433
Total liabilities	3,846,001	3,844,004	4,016,889
Shareholders' equity
Voting common stock	222,486	221,911	220,418
Retained earnings	149,066	136,575	108,431
Accumulated other comprehensive loss	(12,911)	(13,920)	(21,138)
Total shareholders' equity	358,641	344,566	307,711
Total liabilities and shareholders' equity	$4,204,642	$4,188,570	$4,324,600

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Interest income
Loans	$30,835	$30,885	$29,730	$61,720	$60,138
Securities - taxable	1,921	1,779	3,276	3,700	6,895
Securities - non-taxable	259	281	457	540	1,029
Other earning assets	362	335	759	697	2,404
Total interest income	33,377	33,280	34,222	66,657	70,466
Interest expense
Deposits	7,705	8,628	15,763	16,333	32,971
Other borrowed funds	4,065	4,127	4,033	8,192	8,051
Total interest expense	11,770	12,755	19,796	24,525	41,022
Net interest income	21,607	20,525	14,426	42,132	29,444
Provision for loan losses	21	1,276	2,491	1,297	3,952
Net interest income after provision for loan losses	21,586	19,249	11,935	40,835	25,492
Noninterest income
Service charges and fees	280	266	182	546	394
Loan servicing revenue	457	422	255	879	506
Loan servicing asset revaluation	(240)	(155)	(90)	(395)	(269)
Mortgage banking activities	2,674	5,750	3,408	8,424	7,076
Gain on sale of loans	3,019	1,723	762	4,742	2,563
Gain on sale of securities	—	—	—	—	41
Gain on sale of premises and equipment	2,523	—	—	2,523	—
Other	249	369	456	618	873
Total noninterest income	8,962	8,375	4,973	17,337	11,184
Noninterest expense
Salaries and employee benefits	9,232	9,492	7,789	18,724	15,563
Marketing, advertising and promotion	872	680	411	1,552	786
Consulting and professional fees	1,078	986	932	2,064	2,109
Data processing	382	462	339	844	714
Loan expenses	541	534	399	1,075	998
Premises and equipment	1,587	1,601	1,602	3,188	3,227
Deposit insurance premium	275	425	435	700	920
Other	1,108	1,137	1,337	2,245	2,413
Total noninterest expense	15,075	15,317	13,244	30,392	26,730
Income before income taxes	15,473	12,307	3,664	27,780	9,946
Income tax provision (benefit)	2,377	1,857	(268)	4,234	(5)
Net income	$13,096	$10,450	$3,932	$23,546	$9,951

Per common share data
Earnings per share - basic	$1.32	$1.06	$0.40	$2.37	$1.02
Earnings per share - diluted	$1.31	$1.05	$0.40	$2.36	$1.02
Dividends declared per share	$0.06	$0.06	$0.06	$0.12	$0.12

All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,016,330	$30,835	4.10%	$3,079,130	$30,885	4.07%	$2,989,772	$29,730	4.00%
Securities - taxable	490,634	1,921	1.57%	461,300	1,779	1.56%	560,947	3,276	2.35%
Securities - non-taxable	84,050	259	1.24%	87,129	281	1.31%	96,675	457	1.90%
Other earning assets	509,735	362	0.28%	446,045	335	0.30%	594,296	759	0.51%
Total interest-earning assets	4,100,749	33,377	3.26%	4,073,604	33,280	3.31%	4,241,690	34,222	3.24%
Allowance for loan losses	(30,348)			(29,884)			(23,388)
Noninterest-earning assets	136,565			129,553			111,872
Total assets	$4,206,966			$4,173,273			$4,330,174

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$192,777	$143	0.30%	$180,746	$133	0.30%	$137,487	$237	0.69%
Savings accounts	55,811	49	0.35%	46,035	40	0.35%	37,204	92	0.99%
Money market accounts	1,416,406	1,462	0.41%	1,369,626	1,391	0.41%	1,089,063	3,541	1.31%
Certificates and brokered deposits	1,444,171	6,051	1.68%	1,519,580	7,064	1.89%	2,006,966	11,893	2.38%
Total interest-bearing deposits	3,109,165	7,705	0.99%	3,115,987	8,628	1.12%	3,270,720	15,763	1.94%
Other borrowed funds	584,751	4,065	2.79%	583,780	4,127	2.87%	584,543	4,033	2.77%
Total interest-bearing liabilities	3,693,916	11,770	1.28%	3,699,767	12,755	1.40%	3,855,263	19,796	2.07%
Noninterest-bearing deposits	98,207			90,764			73,758
Other noninterest-bearing liabilities	61,949			46,774			94,285
Total liabilities	3,854,072			3,837,305			4,023,306
Shareholders' equity	352,894			335,968			306,868
Total liabilities and shareholders' equity	$4,206,966			$4,173,273			$4,330,174

Net interest income		$21,607			$20,525			$14,426

Interest rate spread			1.98%			1.91%			1.17%
Net interest margin			2.11%			2.04%			1.37%
Net interest margin - FTE [2,3]			2.25%			2.18%			1.50%

1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale	$3,047,560	$61,720	4.08%	$2,983,883	$60,138	4.05%
Securities - taxable	476,049	3,700	1.57%	545,997	6,895	2.54%
Securities - non-taxable	85,581	540	1.27%	98,254	1,029	2.11%
Other earning assets	478,065	697	0.29%	505,111	2,404	0.96%
Total interest-earning assets	4,087,255	66,657	3.29%	4,133,245	70,466	3.43%
Allowance for loan losses	(30,117)			(22,724)
Noninterest-earning assets	133,074			104,532
Total assets	$4,190,212			$4,215,053

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$186,795	$276	0.30%	$130,206	$456	0.70%
Savings accounts	50,950	89	0.35%	33,774	170	1.01%
Money market accounts	1,393,145	2,853	0.41%	977,834	7,284	1.50%
Certificates and brokered deposits	1,481,667	13,115	1.78%	2,038,068	25,061	2.47%
Total interest-bearing deposits	3,112,557	16,333	1.06%	3,179,882	32,971	2.09%
Other borrowed funds	584,268	8,192	2.83%	584,504	8,051	2.77%
Total interest-bearing liabilities	3,696,825	24,525	1.34%	3,764,386	41,022	2.19%
Noninterest-bearing deposits	94,506			67,107
Other noninterest-bearing liabilities	54,403			74,623
Total liabilities	3,845,734			3,906,116
Shareholders' equity	344,478			308,937
Total liabilities and shareholders' equity	$4,190,212			$4,215,053

Net interest income		$42,132			$29,444

Interest rate spread			1.95%			1.24%
Net interest margin			2.08%			1.43%
Net interest margin - FTE [1]			2.21%			1.58%

1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	June 30, 2021		March 31, 2021		June 30, 2020
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$96,203	3.3%	$71,835	2.3%	$81,687	2.7%
Owner-occupied commercial real estate	87,136	2.9%	87,930	2.9%	86,897	2.9%
Investor commercial real estate	28,871	1.0%	14,832	0.5%	13,286	0.4%
Construction	117,970	4.0%	123,483	4.0%	77,591	2.6%
Single tenant lease financing	913,115	30.9%	941,322	30.8%	980,292	33.0%
Public finance	612,138	20.7%	637,600	20.8%	647,107	21.8%
Healthcare finance	455,890	15.3%	510,237	16.8%	380,956	12.8%
Small business lending	123,293	4.2%	132,490	4.3%	118,526	4.0%
Total commercial loans	2,434,616	82.3%	2,519,729	82.4%	2,386,342	80.2%

Consumer loans
Residential mortgage	177,148	6.0%	190,148	6.2%	208,728	7.0%
Home equity	17,510	0.6%	17,949	0.6%	22,640	0.8%
Trailers	148,795	5.0%	143,454	4.7%	147,326	5.0%
Recreational vehicles	91,030	3.1%	92,221	3.0%	102,088	3.4%
Other consumer loans	31,971	1.1%	34,534	1.1%	42,218	1.4%
Total consumer loans	466,454	15.8%	478,306	15.6%	523,000	17.6%

Net deferred loan fees, premiums, discounts and other [1]	56,538	1.9%	60,659	2.0%	64,332	2.2%

Total loans	$2,957,608	100.0%	$3,058,694	100.0%	$2,973,674	100.0%

	June 30, 2021		March 31, 2021		June 30, 2020
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$113,996	3.6%	$100,700	3.1%	$82,864	2.5%
Interest-bearing demand deposits	196,841	6.1%	186,015	5.8%	152,391	4.5%
Savings accounts	56,298	1.8%	51,251	1.6%	43,366	1.3%
Money market accounts	1,432,355	44.6%	1,397,449	43.4%	1,241,874	36.7%
Certificates of deposits	1,087,350	33.9%	1,174,764	36.5%	1,470,905	43.5%
Brokered deposits	319,307	10.0%	307,424	9.6%	389,389	11.5%
Total deposits	$3,206,147	100.0%	$3,217,603	100.0%	$3,380,789	100.0%

1 Includes carrying value adjustments of $40.4 million, $41.6 million and $46.0 million related to terminated interest rate swaps associated with public finance loans as of June 30, 2021, March 31, 2021 and June 30, 2020 respectively.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Total equity - GAAP	$358,641	$344,566	$307,711	$358,641	$307,711
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$353,954	$339,879	$303,024	$353,954	$303,024

Total assets - GAAP	$4,204,642	$4,188,570	$4,324,600	$4,204,642	$4,324,600
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$4,199,955	$4,183,883	$4,319,913	$4,199,955	$4,319,913

Common shares outstanding	9,854,153	9,823,831	9,799,047	9,854,153	9,799,047

Book value per common share	$36.39	$35.07	$31.40	$36.39	$31.40
Effect of goodwill	(0.47)	(0.47)	(0.48)	(0.47)	(0.48)
Tangible book value per common share	$35.92	$34.60	$30.92	$35.92	$30.92

Total shareholders' equity to assets	8.53%	8.23%	7.12%	8.53%	7.12%
Effect of goodwill	(0.10%)	(0.11%)	(0.11%)	(0.10%)	(0.11%)
Tangible common equity to tangible assets	8.43%	8.12%	7.01%	8.43%	7.01%

Total average equity - GAAP	$352,894	$335,968	$306,868	$344,478	$308,937
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$348,207	$331,281	$302,181	$339,791	$304,250

Return on average shareholders' equity	14.88%	12.61%	5.15%	13.78%	6.48%
Effect of goodwill	0.21%	0.18%	0.08%	0.19%	0.10%
Return on average tangible common equity	15.09%	12.79%	5.23%	13.97%	6.58%

Total interest income	$33,377	$33,280	$34,222	$66,657	$70,466
Adjustments:
Fully-taxable equivalent adjustments [1]	1,394	1,356	1,437	2,750	2,972
Total interest income - FTE	$34,771	$34,636	$35,659	$69,407	$73,438

Net interest income	$21,607	$20,525	$14,426	$42,132	$29,444
Adjustments:
Fully-taxable equivalent adjustments [1]	1,394	1,356	1,437	2,750	2,972
Net interest income - FTE	$23,001	$21,881	$15,863	$44,882	$32,416

Net interest margin	2.11%	2.04%	1.37%	2.08%	1.43%
Effect of fully-taxable equivalent adjustments [1]	0.14%	0.14%	0.13%	0.13%	0.15%
Net interest margin - FTE	2.25%	2.18%	1.50%	2.21%	1.58%

Allowance for loan losses	$28,066	$30,642	$24,465	$28,066	$24,465

Loans	$2,957,608	$3,058,694	$2,973,674	$2,957,608	$2,973,674
Adjustments:
PPP loans	(39,682)	(53,365)	(58,948)	(39,682)	(58,948)
Loans, excluding PPP loans	$2,917,926	$3,005,329	$2,914,726	$2,917,926	$2,914,726

Allowance for loan losses to loans	0.95%	1.00%	0.82%	0.95%	0.82%
Effect of PPP loans	0.01%	0.02%	0.02%	0.01%	0.02%
Allowance for loan losses to loans, excluding PPP loans	0.96%	1.02%	0.84%	0.96%	0.84%

1 Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Total revenue - GAAP	$30,569	$28,900	$19,399	$59,469	$40,628
Adjustments:
Gain on sale of premises and equipment	(2,523)	—	—	(2,523)	—
Adjusted revenue	$28,046	$28,900	$19,399	$56,946	$40,628

Income before income taxes - GAAP	$15,473	$12,307	$3,664	$27,780	$9,946
Adjustments:
Gain on sale of premises and equipment	(2,523)	—	—	(2,523)	—
Adjusted income before income taxes	$12,950	$12,307	$3,664	$25,257	$9,946

Income tax provision - GAAP	$2,377	$1,857	$(268)	$4,234	$(5)
Adjustments:
Gain on sale of premises and equipment	(530)	—	—	(530)	—
Adjusted income tax provision	$1,847	$1,857	$(268)	$3,704	$(5)

Net income - GAAP	$13,096	$10,450	$3,932	$23,546	$9,951
Adjustments:
Gain on sale of premises and equipment	(1,993)	—	—	(1,993)	—
Adjusted net income	$11,103	$10,450	$3,932	$21,553	$9,951

Diluted average common shares outstanding	9,981,422	9,963,036	9,768,227	9,970,147	9,802,427

Diluted earnings per share - GAAP	$1.31	$1.05	$0.40	$2.36	$1.02
Adjustments:
Effect of gain on sale of premises and equipment	(0.20)	—	—	(0.20)	—
Adjusted diluted earnings per share	$1.11	$1.05	$0.40	$2.16	$1.02

Return on average assets	1.25%	1.02%	0.37%	1.13%	0.47%
Effect of gain on sale of premises and equipment	(0.19%)	0.00%	0.00%	(0.09%)	0.00%
Adjusted return on average assets	1.06%	1.02%	0.37%	1.04%	0.47%

Return on average shareholders' equity	14.88%	12.61%	5.15%	13.78%	6.48%
Effect of gain on sale of premises and equipment	(2.26%)	0.00%	0.00%	(1.16%)	0.00%
Adjusted return on average shareholders' equity	12.62%	12.61%	5.15%	12.62%	6.48%

Return on average tangible common equity	15.09%	12.79%	5.23%	13.97%	6.58%
Effect of gain on sale of premises and equipment	(2.30%)	0.00%	0.00%	(1.18%)	0.00%
Adjusted return on average tangible common equity	12.79%	12.79%	5.23%	12.79%	6.58%

Effective income tax rate	15.4%	15.1%	(7.3%)	15.2%	(0.1%)
Effect of gain on sale of premises and equipment	(1.1%)	0.0%	0.0%	(0.5%)	0.0%
Adjusted effective income tax rate	14.3%	15.1%	(7.3%)	14.7%	(0.1%)